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EXHIBIT 23.03

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 2, 2004, except for the first paragraph of Note 16, which is as of February 25, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in Insignia Solutions plc's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  BURR, PILGER & MAYER LLP

Palo Alto, California
March 23, 2004

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  EXHIBIT 23.03
CONSENT OF INDEPENDENT ACCOUNTANTS